Exhibit 10.4
AMENDMENT NUMBER ONE
to the
SECOND AMENDED AND RESTATED SALE AND SERVICING AGREEMENT,
Dated as of March 8, 2005,
among
OPTION ONE OWNER TRUST 2001-2,
OPTION ONE LOAN WAREHOUSE CORPORATION,
OPTION ONE MORTGAGE CORPORATION
and
WELLS FARGO BANK N.A.
          This AMENDMENT NUMBER ONE (this “Amendment”) is made and is effective as of this 30th day of June, 2005 (the “Effective Date”), among Option One Owner Trust 2001-2 (the “Issuer”), Option One Loan Warehouse Corporation (the “Depositor”), Option One Mortgage Corporation (the “Loan Originator” and the “Servicer”) and Wells Fargo Bank N.A., as Indenture Trustee (the “Indenture Trustee”), to the Second Amended and Restated Sale and Servicing Agreement, dated as of March 8, 2005 (the “Sale and Servicing Agreement”), among the Issuer, the Depositor, the Loan Originator, the Servicer and the Indenture Trustee.
RECITALS
          WHEREAS, the parties hereto desire to amend the Sale and Servicing Agreement subject to the terms and conditions of this Amendment.
          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants herein contained, the parties hereto hereby agree as follows:
          SECTION 1. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Sale and Servicing Agreement.
          SECTION 2. Amendments. As of the Effective Date, the following amendments shall be in full force and effect.
(a) Section 1.01 of the Sale and Servicing Agreement is hereby amended by deleting in its entirety the definition of “Collateral Value” and replacing such definition with the following:
“Collateral Value: (I) With respect to the Advance Note and each Business Day, 100% of the Note Principal Balance of the Advance Note on such day and (II) with respect to each Loan and each Business Day, an amount equal to the positive difference, if any, between (a) the lesser of (1) the Collateral Percentage of the Market Value of such Loan, and (2) 100% of the Principal Balance of such Loan (other than a Scratch & Dent Loan which shall be 75% of the Principal Balance thereof) each as of such Business Day, less (b) the aggregate unreimbursed Servicing Advances attributable to such Loan as of the most recent Determination Date; provided, however, that the Collateral Value shall be zero with respect to the Advance Note following the occurrence of an Advance Note Event of

Default and with respect to each Loan (1) that the Loan Originator is required to repurchase pursuant to Section 2.05 or Section 3.06 hereof or (2) which is a Loan of the type specified in subparagraphs (i)-(xi) hereof and which is in excess of the limits permitted under subparagraphs(i)-(xi) hereof, or (3) which remains pledged to the Indenture Trustee later than 180 days after its related Transfer Date, or (4) which has been released from the possession of the Custodian to the Servicer or any Loan Originator for a period in excess of 21 days or exceed the 50 Loan limit for released Loans set forth in the Custodial Agreement, or (5) that is a Loan which is 60 or more days Delinquent or a Foreclosed Loan, or (6) that is a Mixed Use Loan, or (7) that is a Wet Funded Loan and the related Loan Documents have not been delivered to the Custodian within fifteen (15) calendar days after the date of conveyance of such Loan to the Issuer hereunder, or (8) that is a Scratch and Dent Loan that has not been liquidated within 90 days after the determination of such deficiency, or (9) that has an original Principal Balance greater than $1,500,000 or (10) that is a Scratch and Dent Loan for which a description of the related deficiency has not been reported to the Initial Noteholder within one Business Day of the related Transfer Date or (11) that has a Fatal Exception; provided, further, that (A)
(i)	the aggregate Collateral Value of Loans which are Second Lien Loans may not exceed 12% of the Maximum Note Principal Balance; provided, that the aggregate Collateral Value of Second Lien Loans exclusive of any Second Lien Loans that are Piggy-Backed Loans may not exceed 5% of the Maximum Note Principal Balance;

(ii)	the aggregate Collateral Value of Loans that are High LTV Loans may not exceed 10% of the Maximum Note Principal Balance;

(iii)	the aggregate Collateral Value of Loans which are 30 to 59 days Delinquent as of the related Determination Date may not exceed 5% of the Maximum Note Principal Balance;

(iv)	the aggregate Collateral Value of Loans with an original Principal Balance greater than $350,000 but less than $500,000 may not exceed 20% of the Maximum Note Principal Balance;

(v)	the aggregate Collateral Value of Loans with an original Principal Balance greater than $500,000 may not exceed 12% of the Maximum Note Principal Balance;

(vi)	he aggregate Collateral Value of Loans which are classified as “CC” quality Loans may not exceed 5% of the Maximum Note Principal Balance;

(vii)	the aggregate Collateral Value of Loans which are classified as “C” or “CC” quality Loans may not exceed 8% of the Maximum Note Principal Balance;

(viii)	the aggregate Collateral Value of Loans which are Scratch and Dent Loans may not in the aggregate exceed 5% of the Maximum Note Principal Balance;

(ix)	the aggregate Collateral Value of Loans that are Wet Funded Loans may not exceed 50% of the Maximum Note Principal Balance;

(x)	the aggregate Collateral Value of Loans that conform to Fannie Mae, Freddie Mac or Ginnie Mae underwriting guidelines may not exceed 20% of the Maximum Note Principal Balance, and the interest rates of such Loans shall be sufficiently hedged to the satisfaction of the Initial Noteholder;

(xi)	the aggregate Collateral Value of Loans which are Interest-Only Loans may not in the aggregate exceed 30% of the Maximum Note Principal Balance and

(xii)	the aggregate Collateral Value of Advance Receivables shall in no event exceed $112 million.
(B) each Loan shall be counted in each applicable category in (A) above and may be counted in 2 or more categories in (A) above at the same time; provided that once the Collateral Value of any Loan equals zero, it shall not be counted in any category listed in (A) above.”
     (c) Section 1.01 of the Sale and Servicing Agreement is hereby amended by adding the following definitions:
     “Document Exception Loan: A non-Wet Funded Loan which is included on the Exceptions Report but does not have a Fatal Exception and is within the 30 day cure period in Section 2.05(b)(ii).”
     “Interest-Only Loan: A Loan which, by its terms, requires the related Borrower to make monthly payments of only accrued interest for the certain period of time following origination. After such interest-only period, the loan terms provide that the Borrower’s monthly payment will be recalculated to cover both interest and principal so that such Loan will amortize fully on or prior to its final payment date.”
     “Fatal Exception: A non-Wet Funded Loan that does not have (i) the documents referenced in Section 2(b)(i), (iii), (iv), (v) and (vi) of the Custodial Agreement and (ii) some evidence that a title insurance policy has been issued or a commitment to issue such policy, in the Custodial Loan File and which are listed on the Fatal Exception Report.”
     “Fatal Exception Report: A report which shall be included in the Exceptions Report provided by the Custodian, that will clearly identify any Loan with a Fatal Exception.”
     (d) Section 1.01 of the Sale and Servicing Agreement is hereby amended by deleting the definition of “High LTV Loans” in its entirety and replacing it with the following:
     “High LTV Loans: First Lien Loans with an LTV greater than or equal to 95% and less than or equal to 100%.”
     (e) Section 1.01 of the Sale and Servicing Agreement is hereby amended by inserting the following after the words “underwriting deficiencies” on the second line of the definition of “Scratch and Dent Loan”:
“(other than a Fatal Exception or Document Exception Loan)”

     (f) Section 2.05 of the Sale and Servicing Agreement is hereby amended by deleting clause (b)(i) in its entirety and replacing it with the following:
     “With respect to (i) any non-Wet Funded Loan which has a Fatal Exception in the Exceptions Report, the Loan Originator shall cure such exceptions by delivering such missing documents to the Custodian or otherwise curing the defect no later than one Business Day, (ii) any non-Wet Funded Loans which are set forth as exceptions in the Exceptions Report (other than Fatal Exceptions) (a “Non-Fatal Exception”), the Loan Originator shall cure such exceptions by delivering such missing documents to the Custodian or otherwise curing the defect within 30 days of the Transfer Date; provided; however, that if such Non-Fatal Exception is not cured within 30 days of the Transfer Date, such Loan shall be a Scratch and Dent Loan for purposes of this Agreement or (iii) any Wet Funded Loans which are set forth as exceptions in the Exceptions Report, the Loan Originator shall cure such exceptions by delivering such missing documents to the Custodian or otherwise curing the defect no later than one Business Day after the Wet Funded Custodial File Delivery Date, in each case, following the receipt of the first Exceptions Report listing such exception with respect to such Loan.”
     (g) Exhibit E of the Sale and Servicing Agreement is hereby amended by deleting clause (20) in its entirety and replacing it with the following:
     “Except with respect to Interest-Only Loans, principal payments on the Loan commenced no more than two months after the proceeds of the Loan were disbursed. The Loan bears interest at the Loan Interest Rate. With respect to each Loan, the Promissory Note is payable on the first day of each month in Monthly Payments, which, (A) in the case of a fixed rate Loan other than a Balloon Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Loan Interest Rate, (B) in the case of an ARM Loan other than a Balloon Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Loan Interest Rate and (C) in the case of a Balloon Loan, are based on a fifteen (15) or thirty (30) year amortization schedule, as set forth in the related Promissory Note, and a final monthly payment substantially greater than the preceding monthly payment which is sufficient to amortize the remaining principal balance of the Balloon Loan and to pay interest at the related Loan Interest Rate. No Balloon Loan has an original stated maturity of less than seven (7) years. The Promissory Note does not permit negative amortization. No Loan is a Convertible Mortgage Loan;”
          SECTION 3. Representations. In order to induce the parties hereto to execute and deliver this Amendment, each of the Issuer, the Depositor and the Loan Originator hereby jointly and severally represents to the other parties hereto and the Noteholders that as of the date hereof, after giving effect to this Amendment, (a) all of its respective representations and warranties in the Note Purchase Agreement and the other Basic Documents are true and correct, and (b) it is otherwise in full compliance with all of the terms and conditions of the Sale and Servicing Agreement.
          SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Sale and Servicing Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Sale and Servicing Agreement or any other instrument or document executed in connection therewith or herewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Sale and Servicing Agreement, any reference in any of such items to the Sale and Servicing Agreement being sufficient to refer to the Sale and Servicing Agreement as amended hereby.
          SECTION 5. Fees and Expenses. The Issuer and the Depositor jointly and severally covenant to pay as and when billed by the Initial Noteholder all of the reasonable out-of-pocket costs and expenses incurred in connection with the transactions contemplated hereby and in the other Basic Documents including, without limitation, (i) all reasonable fees, disbursements and expenses of counsel to the Initial Noteholder, (ii) all reasonable fees and expenses of the Indenture Trustee and Owner Trustee and their counsel and (iii) all reasonable fees and expenses of the Custodian and its counsel.
          SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE.
          SECTION 7. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
          SECTION 8. Limitation on Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of Option One Owner Trust 2001-2 in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related documents.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

OPTION ONE OWNER TRUST 2001-2
By: Wilmington Trust Company, not in its individual capacity but solely as owner trustee

By:	/s/ Mary Kay Pupillo
Name: Title:	Mary Kay Pupillo Assistant Vice President

OPTION ONE LOAN WAREHOUSE CORPORATION
By:	/s/ Charles R. Fulton
Name:	Charles R. Fulton
Title:	Assistant Secretary

OPTION ONE MORTGAGE CORPORATION
By:	/s/ Charles R. Fulton
Name:	Charles R. Fulton
Title:	Vice President

WELLS FARGO BANK N.A., as Indenture Trustee
By:	/s/ Reid C. Denny
Name:	Reid C. Denny
Title:	Vice President
[Signature Page to Amendment One to the Second Amended and Restated Sale and Servicing Agreement]